Exhibit 99.1

Press Release

Cornerstone Therapeutics Reports Third Quarter 2013 Financial Results

•	Record quarterly net revenue of $53.7 million, up 43% compared to the third quarter of 2012

•	Diluted earnings per share of $0.31, up $0.26 per share compared to third quarter of 2012

•	Gross margin of 76%, a sharp rise from 62% in third quarter of 2012

•	Initiated sales of PERTZYE® (pancrelipase) and our generic equivalent of Tussionex® (hydrocodone polistirex and chlorpheniramine polistirex)

CARY, N.C., November 7, 2013 – Cornerstone Therapeutics Inc. (NASDAQ: CRTX), a specialty pharmaceutical company focused on commercializing products for the U.S. hospital and adjacent specialty markets, today announced results for the third quarter ended September 30, 2013.

Total net revenues were $53.7 million for the third quarter of 2013, compared to $37.5 million in the third quarter of 2012, an increase of 43%. CARDENE® I.V. (nicardipine hydrochloride) net sales were $20.7 million for the third quarter of 2013 compared to sales of $12.8 million for the third quarter of 2012. The substantial increase in CARDENE I.V. sales largely reflects Cornerstone’s ability to supply the market while generic manufacturers suffered product shortages. CUROSURF® (poractant alfa) net product sales totaled $11.2 million in the third quarter of 2013, representing an increase of 13% compared to the third quarter of 2012. Net sales of the ZYFLO® (zileuton) family of products amounted to $19.8 million for the third quarter of 2013, an increase of 36% over the third quarter of 2012.

Cornerstone initiated sales and marketing efforts for PERTZYE® (pancrelipase) on July 29, 2013, and launched its generic equivalent of Tussionex®, Hydrocodone Polistirex and Chlorpheniramine Polistirex Extended Release Suspension product (HP/CP ER Suspension) on September 23, 2013. PERTZYE’s net revenue (including copromotion revenue) totaled $620,000 during the third quarter of 2013. Net product sales for the Company’s HP/CP ER Suspension product totaled $246,000 during the same period.

Net income for the third quarter of 2013 was $9.6 million, or $0.31 per diluted share, compared to net income of $1.2 million, or $0.05 per diluted share, in the third quarter of 2012. On a non-GAAP basis, net income for the third quarter was $14.3 million, or $0.46 per diluted share, up from $5.6 million, or $0.19 per diluted share, in the third quarter of 2012.

Non-GAAP net income and net income per diluted share exclude stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, the change in acquisition-related contingent payments and the gain on the divestiture of certain product rights.

“This was another strong quarter for Cornerstone. Each of our products performed well, with CARDENE I.V. in particular posting record quarterly sales largely due to shortages of the generic products,” said Craig A. Collard, Cornerstone’s Chief Executive Officer. “In addition to posting record revenue for the third straight quarter, we also launched two products, PERTZYE and our generic equivalent of Tussionex. We plan to launch our BETHKIS® (Tobramycin Inhalation Solution) product later this year.”

A breakdown of net revenues by product for the three and nine months ended September 30, 2013 follows (in thousands, except percentages):

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2013	2012	$	%	2013	2012	$	%
Net product sales
CARDENE I.V. product family	$20,729	$12,778	$7,951	62%	$48,787	$13,514	$35,273	261%
CUROSURF	11,222	9,963	1,259	13	32,000	26,845	5,155	19
ZYFLO product family	19,780	14,495	5,285	36	49,159	37,731	11,428	30
PERTZYE	86	—	86	NM	86	—	86	NM
HP/CP Suspension product	246	—	246	NM	246	—	246	NM
Other products	1,100	289	811	281	1,093	3,063	(1,970)	30

Total net product sales	53,163	37,525	15,638	42	131,371	81,153	50,218	62
Other revenues	534	—	534	NM	712	4	708	17,700

Net revenues	$53,697	$37,525	$16,172	43	$132,083	$81,157	$50,926	63

NM Not meaningful.

Gross margin (exclusive of other revenues and amortization of product rights) for the third quarter of 2013 was 76%, up from 62% in the comparable quarter of 2012. This sharp increase was primarily a result of the growth in CARDENE net product sales due to shortages of generic products also supported by lower estimated rates of certain sales allowances.

Selling, general and administrative expenses were $16.4 million during the third quarter of 2013, a 27% increase over $12.9 million in the comparable quarter of 2012. This increase was primarily due to higher legal fees related to ongoing patent litigation, as well as compensation, travel and other related employee benefits due to the continued growth of the Company’s products and related sales force. This increase was also driven by spending on advertising and promotion related to the addition of PERTZYE and the upcoming launch of BETHKIS, as well as marketed product stability costs.

As of September 30, 2013, Cornerstone had $69.6 million in cash and cash equivalents, an increase of $13.4 million from December 31, 2012.

Conference Call Information

Cornerstone Therapeutics will host a conference call at 8:30 a.m. ET today to discuss its financial results for the third quarter of 2013. To participate in the live conference call, please dial 888-505-4368 (U.S. callers) or 719-325-2420 (international callers), and provide passcode1373925. A live webcast of the call will also be available through the Investor Relations section of the Company’s website. Please allow extra time prior to the webcast to register, download and install any necessary audio software.

The conference call and the webcast will be archived for 30 days. The telephone replay of the call will be available approximately two hours after completion of the call by dialing 888-203-1112 (U.S. callers) or 719-457-0820 (international callers), and providing passcode 1373925.

About Cornerstone Therapeutics

Cornerstone Therapeutics Inc. (NASDAQ: CRTX), headquartered in Cary, N.C., is a specialty pharmaceutical company focused on commercializing products for the hospital and adjacent specialty markets. Key elements of the Company’s strategy are to focus its commercial and development efforts in the hospital and adjacent specialty product sector within the U.S. pharmaceutical marketplace; continue to seek out opportunities to acquire companies, marketed or registration-stage products and late-stage development products that fit within the Company’s focus areas; and generate revenues by marketing approved generic products through the Company’s wholly owned subsidiary, Aristos Pharmaceuticals, Inc. For more information, visit www.crtx.com.

Use of Non-GAAP Financial Measures

To supplement the consolidated financial statements presented in accordance with GAAP, the Company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. The Company’s management regularly uses supplemental non-GAAP financial measures to understand, manage and evaluate its business and make operating and compensation decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods.

These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The additional non-GAAP financial information presented in this press release should be considered in conjunction with, and not as a substitute for, or superior to, the financial information presented in accordance with GAAP (such as operating income (loss), net income (loss) and earnings (loss) per share) and should not be considered measures of the Company’s liquidity. These non-GAAP measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

The non-GAAP financial measures reflect adjustments for stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition-related contingent payments and the gain on the divestiture of certain product rights. Transaction-related expenses consist of (1) costs incurred to complete product or company acquisitions or other strategic transactions, including due diligence and legal, consulting and other related fees; (2) integration costs related to the Company’s completed transactions; and (3) transaction-related fees associated with transactions that are not consummated. The Company excludes these expenses from its non-GAAP measures because it believes that their exclusion provides an additional means to assess the extent to which the Company’s efforts and execution of its strategy are reflected in its operating results. In particular, stock-based compensation expense is excluded primarily because it is a non-cash expense that is determined based on subjective assumptions; amortization of product rights is excluded because it is not reflective of the cash-settled expenses incurred related to product sales; and the transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition contingent payments and the Company’s gain on the divestiture of certain product rights are excluded because management believes they have no direct correlation to current operating results. Management believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors’ and management’s overall understanding of the Company’s current financial performance and its prospects for the future.

The non-GAAP measures are subject to inherent limitations because (1) they do not reflect all of the expenses associated with the results of operations as determined in accordance with GAAP and (2) the exclusion of these expenses involves the exercise of judgment by management. Even though the Company has excluded stock-based compensation expense, amortization of product rights, transaction-related expenses, acquisition adjustments related to inventory sold, changes in acquisition-related contingent payments and the gain from the divestiture of product rights from the non-GAAP financial measures, stock-based compensation is an integral part of the Company’s compensation structure, the acquisition of additional companies and/or product rights and the divestiture of the Company’s anti-infective product rights are an important part of its business strategy and transaction-related expenses, whether or not the transaction is successfully closed, may be significant cash expenses.

Safe Harbor Statement

Statements in this press release regarding the progress and timing of our product development programs and related trials; our future opportunities; our strategy, future operations, anticipated financial position, future revenues and projected costs; our management’s prospects, plans and objectives; and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

Any statements that are not statements of historical fact (including, without limitation, statements containing the words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “project,” “should,” “target,” “will,” “would” and similar expressions) should also be considered to be forward-looking statements.

There are a number of important factors that could cause our actual results or events to differ materially from those indicated by such forward-looking statements, including risks relating to our “critical accounting estimates”; our ability to develop and maintain the necessary sales, marketing, supply chain, distribution and manufacturing capabilities to commercialize our products; patient, physician and third-party payer acceptance of our products as safe and effective therapeutic products; our heavy dependence on the commercial success of a relatively small number of currently marketed products; our ability to maintain regulatory approvals to market and sell our products; our ability to obtain U.S. Food and Drug Administration, or FDA, approval to manufacture, market and sell our products and product candidates, including RETAVASE® (Reteplase); our ability to successfully and effectively launch BETHKIS and manage the launch of our HP/CP ER Suspension product; our ability to enter into additional strategic licensing, product acquisition, collaboration or co-promotion transactions on favorable terms, if at all; our ability to manage and control unknown liabilities in connection with any acquisitions; our ability to successfully manage growth or integrate acquired businesses and operations; our ability to maintain compliance with NASDAQ listing requirements; adverse side effects experienced by patients taking our products; difficulties relating to clinical trials, including difficulties or delays in the completion of patient enrollment, data collection or data analysis; the results of preclinical studies and clinical trials with respect to our product candidates and whether such results will be indicative of results obtained in later clinical trials; our ability to develop and commercialize our product candidates before our competitors develop and commercialize competing products; our ability to satisfy FDA and other regulatory requirements; our substantial indebtedness and debt covenants; our entry into the Agreement and Plan of

Merger, or the Merger Agreement, with Chiesi Farmaceutici S.p.A., or Chiesi, and Chiesi U.S. Corporation, or Merger Sub, pursuant to which we have agreed to merge with Merger Sub and become a wholly owned subsidiary of Chiesi, which we refer to as the Chiesi Merger, including our ability to consummate the Chiesi Merger, uncertainties associated with the Chiesi Merger, the impact of the Chiesi Merger on our ability to attract and retain personnel, and the effect of contractual restrictions on the conduct of our business prior to the completion of the Chiesi Merger and on our ability to make certain business decisions; and our ability to obtain, maintain and enforce patent and other intellectual property protection for our products and product candidates and the other factors described in Item 1A (Risk Factors) of our Annual Report on Form 10-K filed with the SEC on March 14, 2013 and in our subsequent filings with the SEC. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

In addition, the statements in this press release reflect our expectations and beliefs only as of the date of this release. We anticipate that subsequent events and developments will cause our expectations and beliefs to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as may be required by law. Our forward-looking statements do not reflect the potential impact of any acquisitions, mergers, dispositions, business development transactions, joint ventures or investments that we may make or enter into or make, except that in particular circumstances as specifically indicated we may address the potential impact of the Chiesi Merger. These forward-looking statements should not be relied upon as representing our views as of any date after the date of this release.

Trademarks

ZYFLO CR® and ZYFLO® are registered trademarks of Cornerstone Therapeutics Inc. CARDENE® I.V. and RETAVASE® are registered trademarks of EKR Therapeutics, Inc., Cornerstone Therapeutics Inc.’s wholly owned subsidiary. CUROSURF® and BETHKIS® are owned by Chiesi Farmaceutici S.p.A. and licensed to Cornerstone Therapeutics Inc. for sales and marketing purposes in the United States. PERTZYE® is a registered trademark of Digestive Care, Inc. and is licensed to Cornerstone Therapeutics Inc. for sales and marketing purposes in the United States. Tussionex® is a registered trademark of UCB Manufacturing, Inc.

FINANCIAL TABLES

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(UNAUDITED)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Net revenues	$53,697	$37,525	$132,083	$81,157
Costs and expenses:
Cost of product sales (exclusive of amortization of product rights)	12,642	14,397	34,904	31,984
Selling, general and administrative	16,371	12,933	43,288	32,745
Research and development	594	1,998	2,036	3,729
Amortization of product rights	4,408	5,284	12,863	13,774
Change in acquisition-related contingent payments	2,298	(1,574)	6,080	(1,574)
Transaction-related expenses	1,458	1,764	2,595	7,944
Other operating expenses, net	(113)	—	(1,101)	(1,492)

Total costs and expenses	37,658	34,802	100,665	87,110

Income (loss) from operations	16,039	2,723	31,418	(5,953)
Other expenses, net:
Interest expense, net	(1,683)	(1,684)	(5,007)	(1,799)
Other income, net	(103)	(215)	426	(215)

Total other expenses	(1,786)	(1,899)	(4,581)	(2,014)

Income (loss) before income taxes	14,253	824	26,837	(7,967)
(Provision for) benefit from income taxes	(4,676)	425	(9,082)	3,038

Net income (loss)	$9,577	$1,249	$17,755	$(4,929)

Comprehensive income (loss)	$9,577	$1,249	$17,755	$(4,929)

Net income (loss) per share, basic	$0.36	$0.05	$0.67	$(0.19)

Net income (loss) per share, diluted	$0.31	$0.05	$0.60	$(0.19)

Weighted-average common shares, basic	26,515,190	26,245,765	26,446,783	26,040,695

Weighted-average common shares, diluted	31,495,632	26,603,258	31,274,715	26,040,695

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	September 30,
	2013	December 31,
	(Unaudited)	2012
Assets
Current assets:
Cash and cash equivalents	$69,612	$56,250
Accounts receivable, net	29,804	14,368
Inventories, net	14,459	11,384
Prepaid expenses	6,771	3,343
Income tax receivable	—	4,094
Deferred tax asset	3,079	1,614
Acquisition-related current assets	1,578	11,134
Other current assets	783	379

Total current assets	126,086	102,566

Property and equipment, net	1,548	1,310
Product rights, net	229,248	232,111
Goodwill	33,151	33,356
Other assets	32	32

Total assets	$390,065	$369,375

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$7,534	$12,439
Accrued expenses	48,129	37,379
Acquisition-related contingent payments	8,511	6,846
Acquisition-related current liabilities	1,587	9,636
Income tax payable	2,683	—
Other current liabilities	777	525

Total current liabilities	69,221	66,825

Acquisition-related contingent payments, less current portion	25,935	26,362
Long-term debt	89,618	89,540
Deferred tax liability	14,274	15,683
Other long-term liabilities	4,306	4,792

Total liabilities	203,354	203,202

Stockholders’ equity
Preferred stock - $0.001 par value, 5,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock - $0.001 par value, 90,000,000 shares authorized; 26,544,266 and 26,348,470 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	27	26
Additional paid-in capital	170,243	167,461
Retained earnings (accumulated deficit)	16,441	(1,314)

Total stockholders’ equity	186,711	166,173

Total liabilities and stockholders’ equity	$390,065	$369,375

CORNERSTONE THERAPEUTICS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2013	2012
Cash flows from operating activities
Net income (loss)	$17,755	$(4,929)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization and depreciation	13,416	14,267
Amortization of debt costs	78	26
Provision for prompt payment discounts	3,777	2,390
Provision for other receivables	83	—
Provision for inventory allowances	1,373	847
Acquisition accounting adjustment on inventory sold	98	3,061
Gain on sale of product rights	—	(1,492)
Loss on disposal of property and equipment	53	215
Change in acquisition-related contingent payments	6,080	(1,574)
Stock-based compensation	2,005	2,027
Deferred revenue	—	(1,428)
Deferred income taxes	884	177
Changes in operating assets and liabilities:
Accounts receivable	(19,167)	(7,654)
Inventories	(4,546)	(1,001)
Prepaid expenses and other assets	(4,050)	(356)
Accounts payable, accrued expenses, and other liabilities	5,753	(5,543)
Acquisition-related current assets and liabilities	1,514	(1,477)
Income taxes	3,293	(2,341)

Net cash provided by (used in) operating activities	28,399	(4,785)

Cash flows from investing activities
Acquisition of businesses, net of cash acquired	13	(126,921)
Purchase of product rights	(10,000)	—
Purchase of property and equipment	(844)	(265)
Proceeds from sale of product rights	—	3,000

Net cash used in investing activities	(10,831)	(124,186)

Cash flows from financing activities
Proceeds from term loans	—	90,000
Proceeds of debt financing costs	—	(511)
Proceeds from exercise of common stock options	773	1,157
Excess tax benefit from stock-based compensation	12	284
Payments related to net settlement of restricted stock	(7)	(122)
Acquisition-related contingent payments	(4,909)	(1,603)
Principal payments on capital lease obligation	(75)	(23)

Net cash (used in) provided by financing activities	(4,206)	89,182

Net increase (decrease) in cash and cash equivalents	13,362	(39,789)
Cash and cash equivalents as of beginning of period	56,250	73,968

Cash and cash equivalents as of end of period	$69,612	$34,179

CORNERSTONE THERAPEUTICS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

The following tables reconcile our non-GAAP measures to the most directly comparable GAAP financial measures (in thousands, except share and per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
GAAP income (loss) from operations	$16,039	$2,723	$31,418	$(5,953)
Add: stock-based compensation	615	684	2,005	2,027
Add: amortization of product rights	4,408	5,284	12,863	13,774
Add: transaction-related expenses	1,458	1,764	2,595	7,944
Add: acquisition adjustments related to inventory sold	23	2,902	98	3,061
Less: change in acquisition-related contingent payments	2,298	(1,574)	6,080	(1,574)
Less: gain on divestiture of product rights	—	—	—	(1,492)

Non-GAAP income from operations	$24,841	$11,783	$55,059	$17,787

GAAP net income (loss)	$9,577	$1,249	$17,755	$(4,929)
Add: stock-based compensation	615	684	2,005	2,027
Add: amortization of product rights	4,408	5,284	12,863	13,774
Add: transaction-related expenses	1,458	1,764	2,595	7,944
Add: acquisition adjustments related to inventory sold	23	2,902	98	3,061
Less: change in acquisition-related contingent payments	2,298	(1,574)	6,080	(1,574)
Less: gain on divestiture of product rights	—	—	—	(1,492)
Less: tax effects related to above items[1]	(4,062)	(4,673)	(10,049)	(9,053)

Non-GAAP net income	$14,317	$5,636	$31,347	$9,758

GAAP net income (loss) per share, diluted	$0.31	$0.05	$0.60	$(0.19)

Non-GAAP net income per share, diluted[2]	$0.46	$0.19	$1.03	$0.36

Shares used in diluted net income (loss) per share calculation:
GAAP net income (loss)	31,495,632	26,603,258	31,274,715	26,040,695

Non-GAAP net income	31,495,632	30,829,800	31,274,715	27,948,621

[1]

Income taxes typically represent a complex element of our consolidated statement of comprehensive income (loss) and effective tax rates can vary widely between different periods. As such, for the three and nine months ended September 30, 2013, we calculated non-GAAP net income by applying our statutory tax rate of 37.9% to non-GAAP income before taxes of $23.1 million and $50.5 million, respectively. The tax effects for the three and nine months ended September 30, 2013 represent the difference between our GAAP tax provision of $4.7 million and $9.1 million, respectively, and our calculated non-GAAP tax expense of $8.7 million and $19.1 million, respectively. Tax effects for the three and nine months ended September 30, 2012 were calculated using the effective tax rates of 51.6% and 38.1%, respectively.

[2]

For the three and nine months ended September 30, 2013 and 2012, the convertible term loan was determined to be dilutive to non-GAAP net income per share, diluted. For the three and nine months ended September 30, 2013, non-GAAP net income was adjusted for $314,000 and $933,000, respectively, of interest expense related to the convertible term loan, net of tax effects. For the three and nine months ended September 30, 2012, non-GAAP net income was adjusted for $245,000 and $330,000, respectively, of interest expense related to the convertible term loan, net of tax effects. Non-GAAP net income adjusted for the related interest expense, net of tax effects, was divided by the sum of the weighted-average number of common shares and dilutive common share equivalents outstanding during the period, as adjusted for the impact of the shares related to the convertible debt of approximately 4.2 million shares for both the three and nine months ended September 30, 2013 and approximately 4.2 million and 1.5 million shares for the three and nine months ended September 30, 2012, respectively.

Additional Information

This document may be deemed to be proxy solicitation material in respect of the proposed Chiesi Merger. In connection with the proposed Chiesi Merger, the Company filed preliminary proxy materials with the SEC on October 17, 2013. A definitive proxy statement will be sent to the Company’s stockholders seeking their approval of the proposed Chiesi Merger. Stockholders are urged to read the definitive proxy statement and any other documents filed with the SEC in connection with the proposed Chiesi Merger or incorporated by reference in the proxy statement when they become available because they will contain important information about the proposed Chiesi Merger.

Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the Company’s website at http://www.crtx.com.

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed Chiesi Merger. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company in connection with the proposed Chiesi Merger, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Company’s stockholders generally, is set forth in the preliminary proxy statement and the other relevant documents filed by the Company with the SEC. Information regarding the Company’s directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2012 filed on March 14, 2013, as amended by a Form 10-K/A filed with the SEC on April 11, 2013, and in the definitive proxy statement for the Company’s 2013 annual meeting of stockholders filed by the Company with the SEC on October 3, 2013.

Contacts

Investor Relations Contact:

Josh Franklin, Vice President, Strategy and Business Development, +1-919-678-6520, josh.franklin@crtx.com

Media Relations Contact:

FleishmanHillard, Andrea Moody, +1-919-457-0743, andrea.moody@fleishman.com

G-Q413-06